EXHIBIT 99 (C)

                          GEOLOGISTS USED AS REFERENCES


Clothier, G.A. (1939): Lode  Gold Deposits  of  the Zeballos Area, B.C.; British
       Columbia Department of Mines, 23 pages.

Gunning, H.C. (1932):  Preliminary  Report  on  the  Nimpkish  Lake  Quadrangle,
       Vancouver Island, British Columbia, Geological Survey of Canada, Summary Report 1931,
       Part A.

Stevenson, J.S. and  Maconachie, R.J.:  The  Zeballos  Area,  Minister of Mines,
       B.C., Annual Report, pp.  F41-F65.


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